SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the
                     Securities Exchange Act of 1934

Filed by the Registrant				[ X ]
Filed by a Party other than the Registrant      [   ]

Check the appropriate box:
[    ]  Preliminary Proxy Statement
[    ]  Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ X ]   Definitive Proxy Statement
[    ]  Definitive Additional Materials
[    ]  Soliciting Material Pursuant to Rule 14a-11 or Rule 14a-12


                         EAGLE SUPPLY GROUP, INC.
              ------------------------------------------------
              (Name of Registrant as Specified in its Charter)


                              Not Applicable
                -----------------------------------------
                (Name of Person(s) Filing Proxy Statement
                      if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[ X ]   No fee required.

[   ]   Fee computed on table below per Exchange Act Rules 14a-
        6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:
        (2) Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4)  Proposed maximum aggregate value of transaction:
        (5)  Total fee paid:

[   ]   Fee paid previously with preliminary materials.

[   ]   Check box if any part of the fee is offset as provided by
        Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)     Amount previously paid:
        (2)     Form, Schedule or Registration Statement No.:
        (3)     Filing party:
        (4)     Date filed:


                      EAGLE SUPPLY GROUP, INC.
                  122 East 42nd Street, Suite 1116
                     New York, New York  10168

                     EAGLE SUPPLY GROUP, INC.
                       122 East 42nd Street
                            Suite 1116
                     New York, New York 10168



                     NOTICE OF ANNUAL MEETING
                                OF
                           STOCKHOLDERS



     PLEASE TAKE NOTICE that the 2000 Annual Meeting of Stockholders of Eagle Supply Group, Inc. (the "Company") will be held at the Deloitte & Touche LL P Conference Facility, Two World Financial Center, 225 Liberty Street , 3rd Floor, New York, New York 10281, on Thursday, December 7, 2000, at 2: 00 p. m. local time for the following purposes:

     1. to elect seven persons to serve on the Company's Board of Directors until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified as provided in the Company's Articles of Incorporation and Bylaws; and

     2. to transact such other and further business as may properly come before the meeting or any adjournments thereof.

     Stockholders of record at 5: 00 p.m. (New York time) on November 8, 2000 are entitled to notice of and to vote at the meeting.


                                   By Order of The Board of Directors
                                   Frederick M. Friedman, Secretary
November 9, 2000

                     EAGLE SUPPLY GROUP, INC.
                       122 East 42nd Street
                            Suite 1116
                     New York, New York 10168

              -------------------------------------

                         PROXY STATEMENT

              -------------------------------------


                  ANNUAL MEETING OF STOCKHOLDERS
                  TO BE HELD ON DECEMBER 7, 2000
                       GENERAL INFORMATION

     This Proxy Statement and the accompanying Notice of Annual Meeting and proxy are being furnished in connect ion with the solicitation of proxies by the Board of Directors of Eagle Supply Group, Inc. (the "Company") for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held on December 7, 2000 at the Deloitte & Touche LLP Conference Facility, Two World Financial Center , 225 Liberty Street, Third Floor, New York, New York 10281, at 2:00 P.M. local ti me and at any adjournments thereof. The matters to be acted upon at the Annual Meeting are set forth in the Notice of Annual Meeting. This Proxy Statement and a proxy are being mailed to stockholders together with the Company's 2000 Annual Report which includes the Company's Annual Report on Form 10K ("10K") for the fiscal year ended June 30, 2000 (collectively, the "Annual Report").

     Only holders of Common Stock of record on the books of the Company at 5:00 p. m. (New York ti me) on November 8, 2000 (the "Record Date") will be entitled to not ice of and to vote at the meeting. On October 18, 2000, there were 8,510,000 shares of Common Stock of the Company outstanding and approximately eleven holders of record (the "Recordholders"). Based upon information received from its transfer agent, following a past "broker search," the Company believes that it has approximately 900 beneficial owners of its Common Stock.

     The cost of solicit ing pr oxies wi ll be borne by the Company. Directors, officers and employees of the Company may solicit proxies by telephone, telegram or personal interview. The cost for such services is estimated at $10,000, including expenses.

     If a stockholder specifies on the accompanying proxy how shares are to be voted, the shares will be voted accordingly. If the stockholder does not specify on the proxy how the shares are to be voted, they wil l be voted FOR the election of directors. A stockholder may revoke a proxy by voting at the meeting or giving writ ten notice to the Secretary of the Company at or prior to the meeting addressed as follows: Eagle Supply Group, Inc., 122 East 42nd Street , Suite 1116, New York, New York 10168, Attention: Secretary.

     The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast constitutes a quorum for the purposes of transacting business at the meet ing. Each outstanding share of the Company's Common Stock is entitled to one vote on each matter which may be properly brought before the Annual Meeting.


Section 16(a) Beneficial Ownership Reporting Compliance:

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and beneficial owners of more than 10% of the Company's Common Stock to file reports of ownership of Company securities and changes in ownership with the Securities and Exchange Commission. The Company believes that except as noted in the following sentence all such reports by its officers and directors and beneficial owners of 10% of the Company's Common Stock were made on a timely basis. Steven R. Andrews, a Director of the Company, filed a Form 4 on or about February 28, 2000 reporting his open market purchase of 10,000 shares of the Company's Common Stock on or about November 17, 1999.

     Accompanying this Proxy Statement is the Company's Annual Report and Form 10K. You are referred to the Annual Report and Form 10-K for further information concerning the Company, including, but not limited to, its business, financial condition, biographical information concerning its director nominees, officers and directors, executive compensation, employment arrangements, stock option plan, options granted, principal holders of the Company's voting securities and certain relationships and related transactions.

     The Securities and Exchange Commission maintains a website that contains reports, proxies and information statements and other information regarding issuers, including the Company, that file electronically with the Commission. The Commission's website is located at http://www.sec.gov.


                            PROPOSAL
                            --------

                      ELECTION OF DIRECTORS
                      ---------------------

     At the Annual Meet ing, seven directors will be elected to serve until the next Annual Meeting of Stockholders or until each of their respective successors has been duly elected and qualified as provided in the Company's Bylaws.

     Unless other wise indicated on the proxy, votes will be cast for the election of the director nominees, provided that, if any of the nominees named below shall become unavailable to serve as a director prior to the meeting, the shares represented by valid proxies shall be voted for the election of such ot her person as the Board of Directors may recommend in his or her place, or the number of directors to be elected shall be decreased. The Board of Directors has no reason to believe that any nominee will be unable to serve.

     Douglas P. Fields, James E. Helzer , Frederick M. Friedman, Steven R. Andrews, Esq., Paul D. Finkelstein, George Skakel III and John E. Smircina, Esq. have been nominated for election to the Board of Directors and each has consented to serve as such, if elected. Each of the nominees the Board of Directors and each has consented to serve as such, if elected. Each of the nominees who has been nominated for election as a director commencing at the conclusion of the Annual Meeting is currently a director. In order to be elected, each such nominee must receive the affirmative vote of a simple majority of the votes of the shares entitled to vote thereon and were voted and not abstained.

     The enclosed proxy gives stockholder s the following options: (A) vote for all director nominees; (B) vote against all director nominees; (C) vote for only direct or nominee(s) they specify; (D) vote against only direct or nominee(s) they specify; and (E) abstain in voting for any or all director nominees.


                Intended Voting of Related Parties
                ----------------------------------

     Management has been advised that the holders of 5,820,000 shares of the Company's Common Stock have indicated that they intend to vote for the election of all director nominees, and, therefore, their election is assured. TDA Industries, Inc., the Company's majority stockholder (5,100,000 shares), Gary L. Howard , James E. Helzer and Steven R. Andrews, Esq., officers and/or directors of the Company (holders of 720,000 shares in the aggregate) have so advised management.


          The Company's Executive Officers and Directors
          ----------------------------------------------

     Our directors and executive officers are as fol lows:

Name                      Position
----                      --------

Douglas P. Fields         Chairman of the Board and Chief Executive
                          Officer
James E. Helzer           President, Vice Chairman of the Board of
                          Directors
Frederick M. Friedman     Executive Vice President, Treasurer,
                          Secretary and a Director
E.G. Helzer               Senior Vice President-Operations
Gary L. Howard            Senior Vice President-Operations
Steven R. Andrews         Director
Paul D. Finkelstein       Director
George Skakel III         Director
John E. Smircina          Director

     Management believes that Messrs. Andrews, Finkelstein, Smircina and Skakel may be considered to be independent directors.

     For further information concerning the Company's Officers and Directors, biographical data concerning them and their executive compensation you are referred to Items 10 and 11 of the accompanying Form 10K entitled "Directors and Executive Officers of Registrant" and "Executive Compensation," which information is supplemented and amended as follows:

     * Effective October 2000, non-employee Directors (Messrs. Andrews, Finkelstein, Skakel and Smircina) are each to be compensated at the rate of $1,000 per month. Prior to that date, non-employee Directors did not receive compensation for their service as directors other than Mr. Andrews who previously received $1,000 per month.

Directors are and have been reimbursed for their expenses incurred in attending Board and Committee Meetings.

     * Effective October 2000, Steven R. Andrews, Esq. was no longer compensated for serving as "Vice President-Legal," a compliance position. He had been previously compensated at the rate of $1,000 per month in that role. As his position was created as a result of the Company's agreements with NASDAQ in connection with its listing on NASDAQ, the Company believes that he is not one of its employees, that he serves as an independent director, and he is now compensated at the same rate as other non-employee Directors.


                   Board and Committee Meetings
                   ----------------------------

     During its fiscal year ended June 30, 2000, the Company's Board of Directors held three (3) meetings.

     The Company has Compensation and Executive Committees in addition to an Audit Committee. The members of these Committees are as follows:


     Audit        - Steven R. Andrews, Esq., Paul D. Finkelstein and George
                     Skakel III.

     Compensation - Paul D. Finkelstein, George Skakel III and John E.
                    Smircina, Esq.

     Executive    - Douglas P. Fields, James E. Helzer, Frederick M.
                    Friedman and John E. Smircina, Esq.


     These Committees met on the number of occasions set forth below:


                    Audit          -    2 occasions.

                    Compensation   -    1 occasion.

                    Executive      -    Did not meet.


     A brief description of the functions of these Committees of the Company's Board of Directors follows:

     Audit - The Audit Committee reviews the performance and independence of the Company's auditors, makes an annual recommendation to the Board of Directors with respect to the appointment of auditors, approves the general nature of the services to be performed and solicits and reviews the recommendations of the auditors. The Audit Committee also consults with the Company's financial officers and internal auditors. During the Company's fiscal year ended June 30, 2000, the Company adopted a charter for the Audit Committee.

     Executive - The Executive Committee can be delegated all of the powers and authority (other than those reserved by statute) of the full Board of Directors in the management of the business and affairs of the Company.

     Compensation - The Compensation Committee reviews the Company's compensation policies and executive compensation changes and makes recommendations on compensation plans.


Executive Compensation- Policy and Components of Compensation:

     The Compensation Committee's fundamental executive compensation philosophy is to enable the Company to attract and retain key executive personnel and to motivate those executives to achieve the Company's objectives which include obtaining satisfactory sales and income levels and maintaining a sound financial condition in light of the business environment in which the Company operates. The method of evaluating executive performance includes reviewing the Company's sales, income levels and financial condition, and assessing each executive's performance in connection with attaining such sales, income levels and financial condition.

     Each executive officer's compensation package is reviewed annually and is comprised of three component s: base salary, bonus, and stock option grants. In addition, executive officers of the Company are eligible to participate in all benefit program s generally available to other employees.

Base Salary

     In setting the base salary levels of each executive officer, the Committee may consider making recommendations to the Boar d of Directors regarding the base salaries of the Company's executive officers based on the base salaries and other elements of compensation paid to executive officers in compar able posit ions in other similarly situated companies which are known to the Committee to the extent permitted by the Company's executive officer s' respective employment agreements. The Committee consider s the individual experience level and actual performance of each executive officer in view of the Company's needs and objectives.

Bonuses

     An annual bonus may be earned by each executive officer based upon the Company's achievement of certain goals or levels of performance including sales and income levels and financial condition. Such goals or levels of performance for the Company are developed by management , and reviewed and approved by the Committee and the Board of Directors. Bonuses are awarded to executives based upon efforts and degree of success, the attainment of these goals and levels of performance, all in light of the business environment in which the Company operates.


                   Performance Table and Graph
                   ---------------------------

     The following table and graph, based on data provided by the Center for Research in Securities Prices ("CSRP"), shows changes in the value of $100 invested on March 12, 1999, when the trading in shares of our Common Stock commenced following our initial public offering of: (a) shares of our Common Stock; (b) the Nasdaq Stock Market Index (U.S. companies); and (c) a Company determined Peer Group. The values of each investment at the end of each period are derived from compounded daily returns that include all dividends. Total stockholder returns from each investment can be calculated from the period-end investment values shown in the table and graph provided below:

                        Performance Table
                        -----------------
                              March 12,       June 30,     June 30,
                                1999            1999         2000
                              -------------------------------------

Eagle Supply Group, Inc.        100.0           93.6          82.1

Nasdaq Stock Market Index       100.0          113.3         167.4

(U.S. Companies)                100.0          116.4          33.1



                        Performance Graph


[LINE GRAPH APPEARS HERE]

-----------------------------------------------------------------------
                               MAR-1999       JUN-1999       JUN-2000
-----------------------------------------------------------------------
Eagle Supply Group, Inc.        $  92          $  92          $  82.1
-----------------------------------------------------------------------
Nasdaq Stock Market Index       $ 103          $ 114          $ 167.4
   (U.S. Companies)
-----------------------------------------------------------------------
Company Determined Peer
  Group                         $ 109          $ 118          $  33.1
-----------------------------------------------------------------------

                                  LEGEND
                                  ------

Symbols                  CRSP Total Returns index for:
-------                  -----------------------------

______________*          EAGLE SUPPLY GROUP, INC.
______________*          Nasdaq Stock Market (U.S. Companies)
______________*          Company Determined Peer Group


Companies in te Company Determined Peer Group

     Berger Holdings Inc.          Metalclad Corp.

     Owens Coming

Notes:

     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B. The indexes are reweighted daily using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D. The index level for all series was set at $100.0 on March 12, 1999 when trading in our Common Stock commenced.


                  STOCKHOLDER PROPOSALS AND NOMINATIONS
                  -------------------------------------

     Any stockholder proposals intended to be considered for presentation at the 2001 Annual Meeting and for inclusion in the 2001 proxy statement must be made in writing and received by the Corporate Secretary at the Company's principal executive offices by June 30, 2001. The Company will consider only proposals meeting the requirements of applicable Securities and Exchange Commission rules. Stockholders are urged to review these rules and, if questions arise, consult their own legal counsel before submitting a proposal to the Company.

     Recommendations by stockholders for directors to be nominated at the 2001 Annual Meeting must be made in writing, with sufficient biographical and other relevant information such that an informed judgment as to the proposed nominee's qualifications can be made and be accompanied by a notarized written consent to be named in the Proxy Statement, if nominated, and to serve as a director, if elected, executed by the proposed nominee. Recommendations received in proper order by the Corporate Secretary at the Company's principal executive offices at least four months prior to the 2001 Annual Meeting will be referred to, and considered by, the Company's Board of Directors. No stockholder recommendations were received before the 2000 Annual Meeting.


                         FINANCIAL STATEMENTS
                         --------------------

     The consolidated financial statements of the Company and its subsidiaries are contained in the Company's Annual Report which includes the Company's Form 10K relating to its fiscal year ended June 30, 2000 and is being delivered to you with this Proxy Statement.

                            OTHER MATTERS
                            -------------

     The Board of Directors is not currently aware of any other matter to be transacted at the Annual Meeting.

                        EAGLE SUPPLY GROUP, INC.
                  PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Douglas P. Fields and Frederick M. Friedman and each of them, with full power of substitution, as proxies to represent the undersigned and vote all the Common Stock of Eagle Supply Group, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on December 7, 2000, at 2:00 P.M. (New York time) at the Deloitte & Touche LLP Conference Facility, Two World Financial Center, 225 Liberty Street, Third Floor, New York, New York 10281 and at any adjournments thereof, in the following manner:


               Management recommends that you vote "FOR"
                the election of all director nominees.

[ ]   For all director nominees listed below.
      Douglas P. Fields, Frederick M. Friedman, James E. Helzer, Paul
      D. Finkelstein, George Skakel III, Steven R. Andrews, Esq. and John E. Smircina, Esq.
[ ]   Against all director nominees listed above.
[ ] For only those director nominees listed below. Instructions: to grant authority to vote for any specific director nominee(s), you must write the name or names of such director nominee(s) in the following space:


[ ] Against only those director nominees listed below. Instructions: to withhold authority to vote for any specific director nominee(s), you must write the name or names of such director nominee(s) in the following space:

[ ]   Abstain with respect to all director nominees.


[ ]   Abstain with respect to those director nominee(s) listed below.
      Instructions: to abstain from voting for any specific director nominee(s), you must write the name or names of such director nominee(s) in the following space:


     IN ACCORDANCE WITH THEIR BEST JUDGMENT, the Proxies are authorized to vote upon any other matter which may properly come before the Meeting.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN.
UNLESS OTHERWISE DIRECTED, OR IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE DIRECTOR NOMINEES NAMED ON THE REVERSE SIDE.

                                  Date:________________________, 2000


                                   ____________________________________
                                   Signature

                                   ____________________________________
                                   Signature, if jointly held



                                   Please date and sign exactly as your
                                   name appears hereon.  If shares are
                                   jointly held, all joint owners
                                   should sign.  Trustees and others
                                   signing in a representative capacity
                                   must indicate the capacity in which
                                   they sign.  If the signatory is a
                                   corporation or partnership, sign the
                                   full corporate or partnership name
                                   by a duly authorized officer or
                                   partner.